

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of December 31, 1994 and the consolidated statement of operations for the year ended December 31, 1994 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER>                                     1,000
<CURRENCY>                                  US Dollars

<PERIOD-TYPE>                       YEAR
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               DEC-31-1994
<EXCHANGE-RATE>                                      1
<CASH>                                          22,901<F1>
<SECURITIES>                                         0
<RECEIVABLES>                                  109,360<F2>
<ALLOWANCES>                                     8,700<F2>
<INVENTORY>                                     96,065
<CURRENT-ASSETS>                               245,675
<PP&E>                                         128,529
<DEPRECIATION>                                  58,191
<TOTAL-ASSETS>                                 331,521
<CURRENT-LIABILITIES>                          118,185
<BONDS>                                         17,688
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           133
<OTHER-SE>                                     191,043
<TOTAL-LIABILITY-AND-EQUITY>                   331,521
<SALES>                                        288,294
<TOTAL-REVENUES>                               366,152
<CGS>                                          153,944
<TOTAL-COSTS>                                  202,569
<OTHER-EXPENSES>                               185,199
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             (1,371)
<INCOME-PRETAX>                               (20,858)
<INCOME-TAX>                                     (654)
<INCOME-CONTINUING>                           (20,204)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (20,204)
<EPS-PRIMARY>                                   (1.53)
<EPS-DILUTED>                                   (1.53)

<F1>The Company also holds a long-term marketable debt security of $4,988 which is reported as a non-current asset.
<F2>The Company also has long-term installment receivables of $5,667 and a related allowance of $1,730 which are reported as non-current assets.

